[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Exhibit 10.17

AMENDMENT No. 1 TO CONSULTING AGREEMENT

THIS AMENDMENT No. 1 TO CONSULTING AGREEMENT (“Amendment No. 1”) is effective as of March 3, 2022 (hereinafter “Effective Date”) by and between BridgeBio Pharma, Inc. (hereinafter “Company”), a Delaware corporation with offices at 421 Kipling Street, Palo Alto, California 94301, and Frank McCormick (hereinafter “Consultant”), located at [***] (each herein referred to as a “Party” and collectively as “Parties”).

WHEREAS, the Parties wish to amend that certain Consulting Agreement (the “Agreement”) dated March 3, 2021, by and between Company and Consultant to incorporate certain changes to the Services as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Exhibit A to the Agreement is hereby amended and replaced as set forth in Appendix A hereto.

2. Except as expressly modified hereby, the Agreement shall continue in full force according to its terms.

3. Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meaning ascribed to such term in the Agreement.

4. This Amendment No. 1 shall be effective from the Effective Date.

5. This Amendment No. 1 shall inure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, successors, trustees, transferees, and assigns.

6. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment No. 1 and any attachments related thereto to be executed and delivered by their proper and duly authorized officers.

Frank McCormick BridgeBio Pharma, Inc.

/s/ Frank McCormick /s/ Neil Kumar

Date: 4 March 2022 By: Neil Kumar
Title: CEO
Date: 2 March 2022

Appendix A

Services. Consultant shall provide consulting services to the Company generally in the area of oncology and pipeline development matters.

Fees and Payment Terms. For 2022, Company shall pay Consultant a cash fee of $337,500.00. Once this agreement is effective, Consultant shall submit an invoice for the cash portion of the payment of the fee, which will be payable within 30 days of receipt.

Reimbursable Expenses. So long as Company’s prior written approval has been obtained, Consultant shall be entitled to be reimbursed for any reasonable, out-of-pocket travel lodging and incidental travel expenses incurred in performing the Services, as evidenced by a valid receipt.